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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

We consent to the inclusion in this Joint Proxy Statement/Prospectus of Chancellor Media Corporation of our report dated March 26, 1998, on our audits of the consolidated financial statements of Capstar Broadcasting Corporation and Subsidiaries as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                       PRICEWATERHOUSECOOPERS LLP

Austin, Texas
February 16, 1999